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Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference into the Registration Statement of Urologix, Inc, (the "Company") for the registration of 327,466 shares of its
common stock on Form S-3, (No. 333-     ) of our report dated October 2, 2000
with respect to the combined financial statements of the Transurethral Thermotherapy business of EDAP S.A. included in the Company's Current Report on Form 8-K/A dated November 15, 2000, filed with the Securities and Exchange Commission.



                                        Ernst and Young Audit


                                        Represented by Jean-Luc Desplat



May 30, 2001
Lyons, France